Exhibit 5.3

Advocaten Notarissen Belastingadviseurs

To Shell International Finance B.V. (the “Issuer”)		125 Old Broad Street, 17th Floor London EC2N 1AR T +44 20 7374 0086 F +44 20 7562 4360
Carel van Bylandtlaan 30
2596 HR DEN HAAG
The Netherlands

Date 11 March 2021	Niek Biegman
Advocaat
Our ref. M36625828/1/91012244

Dear Sir/Madam,

Shell International Finance B.V. (the “Issuer”)

Royal Dutch Shell plc (the “Guarantor”)

Shelf registration of debt securities (as defined in more detail below, the “Registration”)

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined the following documents:

(a)	A copy of:

(i)	the forms of the Indentures;

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

(ii)	the Forms of the Securities; and

(iii)	the Registration Statement.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

(d)	A copy of the Power of Attorney.

In addition, I have obtained the following confirmations on the date of this opinion:

(e)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(f)

Confirmation through https://eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/national e-terrorismelijst that the Issuer is not included on any Sanctions List.

(g)

(i)	confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

2 / 17

4	Assumptions

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(b)

(i)	the Indentures will have been entered into;

(ii)	all Securities will have been issued; and

(iii)	the Registration Statement has been filed with the SEC;

in a form referred to in this opinion (in the case of the Securities and the Indentures, without material deviation).

(c)

(i)	Each Corporate Resolution has been validly passed and remains in full force and effect without modification.

(ii)	The issue by the Issuer of the Securities will have been validly authorised in accordance with the Issuer’s articles of association at the time of authorisation.

(iii)

In respect of any issue of Securities which qualifies as attracting an important credit (belangrijk krediet) within the meaning of the Works Councils Act (Wet op de ondernemingsraden) that Act will have been complied with.

(d)

(i)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned; and

3 / 17

(ii)

in relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(e)

(i)	The Indentures are within the capacity of and powers of, and will have been validly authorised and entered into by, each party other than the Issuer.

(ii)	All Securities:

(A)	are within the capacity and powers of each party other than the Issuer;

(B)	will have been validly issued and accepted by each party.

(f)	Where required, the Securities will have been validly authenticated in accordance with the Indentures.

(g)

The Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any agreement on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(h)

The Indentures and the Securities will have been signed on behalf of the Issuer by its managing directors in accordance with its articles of association or by a person named as authorised representative in the Power of Attorney granted by it.

(i)

When validly signed by all the parties, each Indenture and the Securities are valid and binding on and enforceable against each party under New York Law by which the Indentures and the Securities are expressed to be governed.

4 / 17

(j)

The ranking and subordination provisions in the Subordinated Indenture do not have the effect that the Issuer’s creditors (other than the parties to the Indenture and the holders of Securities) are prejudiced.

(k)

No Security qualifies as a game or wager (spel of weddingschap) within the meaning of article 7A:1825 BW and no issue of Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

(l)

(i)

(A)	All Securities offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(B)	No Securities have been, are or will be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(ii)

At the time when it disposed or disposes of any Securities in the context of any offer of Securities, the Issuer did or does not possess inside information (voorwetenschap) in respect of itself or the trade in the relevant Securities.

(m)	The Issuer complies with article 3:2 Wft and therefore does not require a banking licence pursuant to that Act.

(n)	The Indentures and each transaction entered into pursuant to them will have been entered into on an arm’s length basis.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

(a)	The Issuer has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

(b)

5 / 17

(i)	The Issuer has the corporate power to enter into and perform the Indentures and to issue and perform the Securities.

(ii)	The Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indentures.

(c)	The Issuer’s entry into and performance of the Indentures, and the issue and performance of the Securities by the Issuer, do not violate Dutch law or its articles of association.

(d)

(i)	The choice of New York Law as the governing law of the Indentures and the Securities is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on or the enforceability against the Issuer of the Indentures and the Securities.

(e)

The statements in the prospectus included in the Registration Statement under the heading “Taxation — Dutch Taxation” and “Enforceability of Certain Civil Liabilities”, to the extent they are statements as to Dutch law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

(a)

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	The recognition of New York Law as the governing law of the Indentures and the Securities:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indentures were entered into or the Securities were issued (other than the choice of New York Law as the governing law of the Indentures or the Securities, as applicable) are located in one or more Member States of the European Union;

6 / 17

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(e)	Enforcement in the Netherlands of the Indentures and the Securities is subject to Dutch rules of civil procedure.

(f)	Enforceability of the Indentures and the Securities may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(g)	To the extent that Dutch law applies, any provision that the holder of a Security may be treated as its absolute owner may not be enforceable under all circumstances.

(h)

To the extent that Dutch law applies, title to a Security may not pass if (i) the Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

7 / 17

(i)	To the extent that Dutch law applies, Section 11.02 of the Subordinated Indenture may not be enforceable under all circumstances.

(j)	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(k)	Any provision in the Indentures to the effect that:

(i)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent the holders of the relevant Securities without any need to make those holders party to the proceedings;

(ii)	no holder of any Security may institute proceedings with respect to the Securities (including for the appointment of a receiver or trustee) other than within the limits set out in the Indentures;

(iii)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same;

(iv)

no holder of any Security of any series shall have the right by virtue or by availing of any provision of the Indenture to institute an action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Indenture;

(v)	the Trustee may enforce any Security without producing it;

may not be enforceable.

(l)	In proceedings in a Dutch court for the enforcement of any Indenture or any Security, the court may mitigate amounts due in respect of litigation and collection costs.

8 / 17

(m)

To the extent that any provision of the Indentures or the Securities are general conditions within the meaning of article 6:231 BW, a holder of a Security may nullify (vernietigen) that provision if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in article 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Security is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Sections 5.02 and 5.03 of the Indentures might fall within the scope of article 6:236 BW.

(n)

If any Security has been signed on behalf of the Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Security and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Security in a Dutch court may require that the holder of the Security submit a copy of the relevant Indenture.

(o)

To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney, and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(p)

(i)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(q)	I do not express any opinion on:

9 / 17

(i)	any right, or the consequences of exercising any right, to convert a Security into another instrument;

(ii)

the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 5 of the Indentures or any other in rem matters;

(iii)

the validity of any lien as security of the Securities of one or more series of any property or assets as contemplated by Section 7.07 of the Indentures for whatever purpose contemplated by the said section of the Indenture;

(iv)	Section 11.05 of the Subordinated Indenture; or

(v)	any taxation matters except for paragraph 5(e).

7	Reliance

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)

Each person accepting this opinion agrees, in so accepting, that only De Brauw (and not any other person) will have any liability in connection with this opinion and that the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)

refer to De Brauw giving this opinion under the heading “Legal Matters”, “Enforceability of Certain Civil Liabilities” and “Taxation – Dutch Taxation” in the prospectus included in the Registration Statement.

10 / 17

This paragraph 7 does not constitute an admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

11 / 17

Yours faithfully,

De Brauw Blackstone Westbroek London B.V.

Niek Biegman

12 / 17

Annex – Definitions

Part 1 – General

In this opinion:

“BW” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” is defined in part 2 (Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch law” means the law directly applicable in the Netherlands.

“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a BW.

“Forms of the Securities” means each of:

(a)	the form of senior debt securities filed as exhibit 4.7 to the Registration Statement; and

(b)	the form of subordinated debt securities filed as exhibit 4.8 to the Registration Statement.

“Guarantor” means Royal Dutch Shell plc.

“Indentures” means each of:

(a)	the form of indenture for senior debt securities filed as exhibit 4.3 to the Registration Statement; and

(b)	the form of indenture for subordinated debt securities filed as exhibit 4.4 to the Registration Statement (the “Subordinated Indenture”);

in each case between the Issuer, the Guarantor and the Trustee.

13 / 17

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” is defined in part 2 (Issuer) of this Annex.

“New York Law” means the laws of the State of New York.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse;

(d)

Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the prospectus included in the Registration Statement; and

(e)	the Wft.

“Power of Attorney” is defined in part 2 (Issuer) of this Annex.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord)

14 / 17

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Registration” means the registration by the Issuer and the Guarantor of, inter alia, the Securities with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 11 March 2021 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)

Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

15 / 17

“Securities” means any senior debt securities and any subordinated debt securities issued by the Issuer under the Indentures and fully and unconditionally guaranteed by the Guarantor, from the date of this opinion and includes, where the context permits:

(a)	the Securities in all forms referred to in this opinion and any coupons, talons and receipts pertaining to the Securities; and

(b)	in relation to an issue of Securities, the provisions of those Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Deutsche Bank Trust Company Americas.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

16 / 17

Part 2 – Issuer

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s managing board (directie) dated 31 May 2005;

(b)	a written resolution of the Issuer’s managing board (directie) dated 5 November 2008; and

(c)	a confirmation provided by email on 5 March 2021 from a legal counsel of the Issuer.

“Issuer” means Shell International Finance B.V., with corporate seat in the Hague.

“Power of Attorney” means a power of attorney granted by the Issuer to Linda Coulter, Edwin Kunkels, Alan McLean, Bernard Bos, Fiona Mulock, Russell O’Brien, Kathryn Taylor, Frances Hinden, Michael Ashworth, Sam Critcholow, and Louw van Buuren and dated 3 March 2021.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 3 March 2021.

17 / 17